UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2022

Commission file number: 333-260017

SENSASURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

nevada	87-2406468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Park Ave. 4th Floor, NY, NY	10022
(Address of principal executive offices)	(Zip Code)

(347) 325-4677

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SSTC	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. re of Directors

Effective December 17, 2022 the Company received the resignations of Erik Savenstrand, Michael Kelly, Randall Fahey, as Directors, and John Trainor as the Chairman of the Board of Directors and the CEO of the Company. Messers Savenstrand, Kelly and Fahey have cited their multiple business interests and their desire to pursue other interests as their reason for resigning. The Chairman of the Board of Directors and the CEO John Trainor cited the time constraints given his various business interests.

Neither Mr. Trainor, Mr. Savenstrand, Mr. Kelly nor Mr. Fahey have had nor currently have any disagreement with the Company and its operations or procedures and are departing the Company on excellent terms and have given their encouragement to the Company in its endeavors.

Election of Directors

Mr. Clarence Chan was appointed as the new Chairman of the Board of Directors and the CEO of the Company. Mr. Chan holds a Master of Business Administration, Chinese University of Hong Kong and a Master of Science, University of Science and Technology, Hong Kong. In addition, he is a Chartered Alternative Investment Analyst; a Certified Management Accountant; he is Certified in Financial Management; and he is the principal in Fugu Enterprises Inc. since 2006.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) SENSASURE TECHNOLOGIES, INC.

Date December 19, 2022

By	/s/ CLARENCE CHAN
C.E.O. and Chairman of the Board of Directors

*	Print the name and title of the signing officer under such officer’s signature.

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